SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2002

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-22849	65-0420146

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1291 S.W. 29th Avenue, Pompano Beach, Florida 33068

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 917-6655

NOT APPLICABLE

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     On July 2, 2002, Visual Data Corporation (the “Company”) dismissed its independent certified public accountants, Arthur Andersen LLP (“Andersen”), and engaged the services of Goldstein Lewin & Company (“Goldstein”) as its new independent auditors for the Company’s fiscal year ending September 30, 2002, effective immediately. These actions followed the Company’s decision to seek proposals from independent accountants to audit the Company’s financial statements for the fiscal year ending September 30, 2002. The decision to dismiss Andersen and retain Goldstein was approved by the Company’s Board of Directors upon the recommendation of management. The independent Directors, who constitute the Audit Committee, voted unanimously for the change.

     None of the audit reports of Andersen on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2000 and 2001 contained an adverse opinion or a disclaimer of opinion nor was any such audit report qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years ended September 30, 2000 and 2001, and the subsequent interim period through July 2, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(iv)(B) of Regulation SB occurred within the two most recent fiscal years ended September 30, 2000 and 2001, or within the interim period through July 2, 2002.

     Pursuant to Item 304(b)(2) of Regulation SB the Company has not received a letter from Andersen and cannot obtain such letter after reasonable compliance, accordingly complying with Item 304(a)(3) of Regulation SB is not required.

     During the two most recent fiscal years ended September 30, 2000 and 2001, and the subsequent interim period through July 2, 2002, the Company did not consult with Goldstein regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation SB.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Visual Data Corporation has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL DATA CORPORATION

By: /s/ Gail Babitt

Name: Gail Babitt Title: Chief Financial Officer

Dated: July 3, 2002

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